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                                                                 Exhibit 10.16

                       NETSCAPE COMMUNICATIONS CORPORATION
                          SOURCE CODE LICENSE AGREEMENT

    This Source Code License Agreement ("License Agreement") is entered into by and between NETSCAPE COMMUNICATIONS CORPORATION, a Delaware corporation, with principal offices at 501 East Middlefield Road, Mountain View, CA 94043 ("Netscape"), and TVSOFT CORPORATION, a Delaware corporation, with principal offices at 477 Potrero Road, Sunnyvale, CA 94086 ("TVsoft").

                                    RECITALS

    A. Netscape develops and markets a range of software products and services that link people and information over networks.

    B. Netscape and various other parties have entered into a Stockholder Agreement (as defined in Section 1.16 below) and various other documents related to the formation of TVsoft.

    C. The parties believe that a potential market exists for software products and services specifically designed to provide access to the Internet through consumer devices, and that such market is not addressed by Netscape's current product line.

    D. The parties desire that TVsoft develop products specifically aimed at such potential market, while Netscape continues to develop and promote such other aspects of network-based applications as Netscape deems appropriate.

    E. Netscape desires to grant, and TVsoft desires to accept, in consideration for the TVsoft stock issued to Netscape under the Common Stock Purchase Agreement (as defined in Section 1.4 below) and other good and valuable consideration, a license to certain Netscape technology in order for TVsoft to create new products for this market as further specified herein.

    NOW, THEREFORE, the parties agree as follows:

                                    AGREEMENT

1. DEFINITIONS. For purposes of this License Agreement, the following terms shall have the following meanings:

    1.1 "Affiliate" moans a corporation, company or other entity more than fifty percent (50%) of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of which are now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be an Affiliate only so long as such ownership or control exists.

    1.2  "API" means application programming interface.

    1.3  "Code" means computer programming code.

         (a) "Object Code" means computer programming code in binary form, which is intended to be directly executable by a computer after suitable processing and linking but without the intervening steps of compilation or assembly.

         (b) "Source Code" means computer programming code in a form other than Object Code form, and related programmer comments and documentation, which may be printed out or displayed in human readable form, among other forms.

    1.4 "Common Stock Purchase Agreement" means that certain Common Stock Purchase Agreement entered into between the parties dated as of ______________.

    1.5 "Consumer Hardware Device" means a product which meets the criteria of all of items (a)-(c) below:

         (a) is primarily intended for use by consumers as one or more of the following and permits access to the Internet:

              (i)   game console;
              (ii)  digital set top box;
              (iii) digital viewing device (DVD);
              (iv)  smart television (TV);
              (v)   hand held personal digital assistant;
              (vi) other Internet consumer devices which generally have an actual "street" retail price to consumers in the U.S. of less than Five Hundred United States Dollars (U.S. $500.00);

         (b) is not a personal computer or any successor product to the multipurpose personal computer (including those that function as servers); and

         (c) does not use a Microsoft Windows, Apple Macintosh or UNIX operating system, or any new release, new version, successor, follow-on or replacement of any such operating system, other than any such release, version, successor, follow-on or replacement that is designed primarily for use in connection with one or more of the devices listed in subsection (a) above.

     1.6 "Derivative Work" means a work which is based upon one or more pre-existing copyrightable works such as a revision, modification, translation, abridgment, compilation, condensation or expansion or any other form in which such pre-existing work may be recast, transformed, or adapted, and which, if prepared without the consent of the author of the pre-existing work, would be a copyright infringement.

     1.7 "Distribution Channel" of a party means any third party appointed by such party (including without limitation, Source Code OEMs, OEMs, VARs, distributors and subdistributors) or by any such entity that has been appointed by such party, but excluding end users, to reproduce, sublicense and/or distribute product(s) of such party in accordance with the terms hereof.

     1.8 "Divestiture Event" shall be deemed to occur upon the earlier to occur of (i) the date Netscape ceases to be a holder of at least 35% of the total issued and outstanding shares of TVsoft; (ii) the date of the IPO (as defined in Section 1(b) of the Stockholder Agreement); (iii) the date Netscape is no longer the single largest shareholder of TVsoft; or (iv) the expiration or termination of the time period in which Netscape has the right to exercise the Buyout or the IPO Buyout (as such terms are defined in Sections 3(a) and 3(e), respectively of the Stockholder Agreement). TVsoft agrees to give Netscape prompt written notice upon the occurrence of a Divestiture Event under clause (i) or (iii) above.

     1.9 "Effective Date" means the date on which the Common Stock Purchase Agreement is executed by TVsoft and Netscape.

     1.10 "End User" means any third party licensed by a party or its Distribution Channel to use, but not to further distribute, a product of such party hereunder.

     1.11 "Netscape Product" means any and all products whether now in existence or hereafter developed or distributed by or for Netscape which (a) are Derivative Works of TVsoft Technology and (b) are not software products that are primarily intended for use on one or more Consumer Hardware Devices and that are reasonably expected to compete with any TVsoft Product.

     1.12 "Netscape Technology" means the Netscape technology and related documentation set forth on Attachment A.

     1.13 "Netscape Technology Updates" means (a) the Source Code for Minor Updates, Major Updates and Maintenance Updates to the Netscape Technology and
(b) any updates to the Netscape Tools which are released internally at Netscape for general use by Netscape software developers and (c) related documentation. As used in this Section 1.13, "Minor Update" means a new version of a product for which there is a change in the number immediately to the right of the decimal point in the release number, "Major Update" means a new version of a product for which there is a change in the number to the left of the decimal point in the release number, and "Maintenance Update" means a new version of a product for which there is a change in the number two places to the right of the decimal point in the release number.

     1.14 "Netscape Tools" means the Netscape development tools set forth on Attachment A.

     1.15 "Source Code OEM" means a manufacturer of Consumer Hardware Devices.

     1.16 "Stockholder Agreement" means that certain Stockholders and Voting Agreement entered into between Netscape, TVsoft, Wei Yen and the holders of TVsoft's Series A Preferred Stock dated as of ______________.

     1.17 "Subsidiary" means a corporation, company or other entity one hundred percent (100%) of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of which are now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

     1.18 "Technology" means Netscape Technology and/or TVsoft Technology, as the context requires.

     1.19 "TVsoft Product" means a software product which (a) is a Derivative Work of the Netscape Technology; and (b) requires restructuring of the Netscape Technology so that it is specifically designed for one or more Consumer Hardware Devices; and (c) operates on one or more Consumer Hardware Devices; and (d) does not run on a Microsoft Windows, Apple Macintosh or UNIX operating system, or any new release, new version, successor, follow-on or replacement of any such operating system other than any such release, version, successor, follow-on or replacement that is designed primarily for use in connection with one or more of the devices listed in Section 1.5(a) above; and in no event shall a TVsoft Product be directed to the market for personal computers or successor products to the multipurpose personal computer (including those that function as servers).

     1.20 "TVsoft Technology" means all Source Code, development tools, Object Code and documentation created or modified by or for TVsoft and based on the Netscape Technology or Netscape Tools, including, but not limited to, any Derivative Works of Netscape Technology or Netscape Tools, and all related documentation.

     1.21 "Update Period" means the time period beginning with the Effective Date of this License Agreement and ending on the date of a Divestiture Event.

2. GRANT OF LICENSE TO TVSOFT. Subject to the terms and conditions of this License Agreement, Netscape hereby grants and TVsoft hereby accepts the licenses described in this Section 2, each of which shall be world-wide, non-exclusive (except as specifically set forth in Section 8.2 below), fully paid-up and nontransferable (except as provided in Section 17.3).

     2.1 INTERNAL USE -- SOURCE CODE AND OBJECT CODE. A license to use internally, reproduce, display, modify and create Derivative Works of the Source Code and Object Code versions of the Netscape Technology for the sole purpose of creating TVsoft Products and using such TVsoft Products internally.

     2.2 EXTERNAL DISTRIBUTION -- OBJECT CODE. A license to reproduce, distribute, license and sublicense the Object Code version of TVsoft Products, including any Derivative Works of the Netscape Technology contained therein, to Distribution Channels and End Users solely for use with Consumer Hardware Devices, and to sublicense the rights in this Section 2.2 to TVsoft's Distribution Channels.

     2.3  EXTERNAL DISTRIBUTION -- SOURCE CODE. A license:

          (a) to sublicense the Source Code of TVsoft Products, including any Derivative Works of the Netscape Technology contained therein, to a TVsoft Subsidiary solely (i) for further development, internationalization and support of such TVsoft Products; and (ii) entering into written agreements with Source Code OEMs which meet the requirements of subsection
(b) below.

          (b) to sublicense the Source Code of TVsoft Products, including any Derivative Works of the Netscape Technology contained therein, to Source Code OEMs solely for the purpose of and to the extent necessary to port such TVsoft Products to operate with the Source Code OEMs' Consumer Hardware Devices; provided that (i) TVsoft shall use its best efforts to minimize exposure of the Source Code OEMs to Source Code for Netscape Technology (such as, for example, by compiling critical modules for the Source Code Licensees); and (ii) each such license must be pursuant to a written agreement meeting the requirements of Section 12.6 below.

           (c) to enter into written Source Code escrow arrangements customary in the industry with Source Code OEMs providing that (i) such Source Code OEMs may have access to the Source Code for TVsoft Products for such Source Code OEMs' Consumer Hardware Devices in the event that TVsoft ceases to do business in the normal course and Netscape does not assume TVsoft's obligations for support and maintenance of such TVsoft Products;
(ii) upon release of the Source Code for TVsoft Products, such Source Code OEMs may use and modify the Source Code (provided that TVsoft shall use its best efforts to limit the scope of permitted use and modification to use and modification only as necessary to correct errors in such TVsoft Product(s)), and may only distribute the Object Code version of such modified Source Code as permitted under this License Agreement; and (iii) the Source Code OEMs are obligated to keep such Source Code confidential according to terms substantially similar to those set forth in Section 12.6.

TVsoft may not grant its Source Code OEMs any rights to Netscape Technology or Derivative Works thereof except as part of a TVsoft Product. Except as specifically set forth in this Section 2.3, TVsoft may not grant any third party any rights to Netscape Technology or Derivative Works thereof in Source Code form.

     2.4 INTERNAL USE -- NETSCAPE TOOLS. A license to use internally, reproduce, display, modify and create Derivative Works of the Source Code and Object Code versions of the Netscape Tools for the sole purpose of creating TVsoft Products.

     2.5  THIRD PARTY CODE.

          (a) TVsoft acknowledges that the Netscape Technology may contain Source Code or Object Code licensed by Netscape from a third party ("Third Party Code"), and that Netscape may not have the right to sublicense Third Party Code to TVsoft under the terms of this License Agreement. If Netscape does have the right to sublicense Third Party Code to TVsoft for the purposes set forth in this License Agreement, then Netscape will include such Third Party Code and any Netscape Derivative Works thereof in the Netscape Technology to be delivered to TVsoft hereunder. All licenses granted by Netscape under this License Agreement are subject to compliance by TVsoft with any applicable license restrictions, payment by TVsoft of any royalties or other fees and Netscape receiving any required consents with respect to Third Party Code. A list of Third Party Code in the Netscape Technology as of the Effective Date of this License Agreement which Netscape does not have the right to sublicense to TVsoft, and any such required restrictions, royalties or other fees, and consents for Third Party Code which Netscape does have the right to sublicense, is set forth in Attachment B hereto.

          (b) Netscape agrees that, in the event there is Third Party Code in the Netscape Technology that cannot be sublicensed by Netscape to TVsoft under this License Agreement, Netscape will introduce TVsoft to appropriate personnel at the vendor of such Third Party Code and, as the parties deem appropriate, will approach such vendor, together with TVsoft, and use its good faith commercially reasonable efforts to cause such vendor to consent to the sublicense of such Third Party Code to TVsoft on commercially reasonable terms.

          (c) Netscape agrees to use its good faith, commercially reasonable efforts to obtain the right to sublicense Third Parry Code to TVsoft under this License Agreement in its agreements entered into after the Effective Date for any Third Party Code that may be included in Netscape Technology Updates.

          (d) TVsoft shall provide to Netscape such information as Netscape may reasonably request from time to time to verify compliance by TVsoft with the applicable restrictions and royalty or other fee obligations for Third Party Code that is sublicensed to TVsoft. In the event of any material default of such restrictions or royalty or other fee obligations, Netscape may deliver to TVsoft a written notice of termination of TVsoft's rights with respect to such Third Party Code. If such breach is not corrected within thirty (30) days after receipt of such notice, Netscape may terminate TVsoft's rights with respect to such Third Party Code effective immediately upon notice to TVsoft.

     2.6 RIGHTS NOT GRANTED. This License Agreement does not grant any right or license to TVsoft other than those expressly provided herein, and no other grant or license is to be implied by or inferred from any provision of this License Agreement.

     2.7 PATENTS: AUDIO-VISUAL EFFECTS. The licenses granted under Sections 2.1-2.5 above include, subject to the same limitations as provided therein and elsewhere in this License Agreement: (a) a nonexclusive license under any patent or patent applications that are (i) owned by Netscape or (ii) licensed by Netscape from a third party ("Netscape Third Party Patents") during the term of this License Agreement with the right to grant sublicenses under the terms of this License Agreement and subject to compliance by TVsoft with any applicable license restrictions, payment by TVsoft of any royalties or other fees and Netscape receiving any required consents with respect to such Third Party Patents; and (b) a nonexclusive license (including the right to perform and display) to pictorial, graphic and audio-visual works, including without limitation icons, screens and characters, that are included in or result from execution of the Netscape Technology.

     2.8 SUPPORT BY TVSOFT. TVsoft shall use its best efforts to meet its commitments to its Source Code OEMs, Distribution Channels and End Users with respect to the support and maintenance of TVsoft Products, all in accordance with TVsoft's obligations to provide such support and maintenance.

3. INVENTIONS.

     3.1 INVENTIONS DEFINED. As used in this Section 3, "Invention" means any new or improved idea, design, development, discovery, concept or other invention that is patentable subject matter and that is made and developed in the course of creating TVsoft Products hereunder.

     3.2 JOINT INVENTIONS. Netscape and TVsoft shall jointly own any Inventions that are made and developed jointly by Netscape and TVsoft ("Joint Inventions"). The parties shall agree from time to time regarding responsibility for prosecution and maintenance of patents on Joint Inventions. Subject to TVsoft's obligations set forth herein with respect to Netscape Technology, Netscape Tools and Derivative Works thereof, each party shall have the right to fully exploit, commercialize, license and enforce any Joint Inventions and jointly owned patents issuing thereon without the consent of the other party and without a duty to account to the other party for profits issuing thereon.

     3.3 TVSOFT INVENTIONS. TVsoft shall be the sole owner of any Inventions that are made and developed solely by TVsoft ("TVsoft Inventions"). As used in the Section 3.3, "TVsoft Licensed Patents" means any issued patents that claim any TVsoft Invention that covers or reads on any Netscape Technology or Netscape Tools, or any Derivative Work of Netscape Technology or Netscape Tools. TVsoft hereby grants to Netscape a perpetual, irrevocable, non-exclusive, non-transferable (except as provided in Section 17.3) and fully paid-up right and license, with the right to grant and authorize sublicenses, under any and all TVsoft Licensed Patents, to make, have made, use, offer to sell, sell, import and export any products and items (except as specifically set forth in Section 8.2 below).

     3.4 INVENTIONS GENERALLY. Ownership of Inventions shall be determined with reference to the rules of inventorship under U.S. patent law notwithstanding whether such Inventions may be patentable. Each party shall keep the other party reasonably informed regarding patent prosecution and maintenance of Inventions under this Section 3. Until and except to the extent that any Invention is publicly disclosed in a patent or patent application, such Invention shall be considered to be Confidential Information of the patent applicant(s) under the provisions of
Section 12.

4. GRANT OF LICENSE TO NETSCAPE. Effective as of the earlier of the date of a Divestiture Event or of Netscape's termination of this License Agreement under Section 15.2, and subject to the terms and conditions of this License Agreement, TVsoft hereby grants and Netscape hereby accepts the licenses described in this Section 4, each of which shall be world-wide, non-exclusive (except as specifically set forth in Section 8.3 below), fully paid-up and nontransferable (except as provided in Section 17.3).

     4.1 INTERNAL USE - SOURCE AND OBJECT CODE. A license to use internally, reproduce, display, modify and create Derivative Works of the Source Code and Object Code versions of the TVsoft Technology for the sole purpose of creating Netscape Products and using such Netscape Products internally.

     4.2 EXTERNAL DISTRIBUTION -- OBJECT CODE. A license to reproduce, distribute, license and sublicense the Object Code version of the Netscape Product(s), including the Derivative Works of the TVsoft Technology contained therein, to Distribution Channels and End Users and to sublicense the rights in this Section 4.2 to Netscape's Distribution Channels.

     4.3 EXTERNAL DISTRIBUTION -- SOURCE CODE. A license:

         (a) to sublicense the Source Code of Netscape Products, including any Derivative Works of the TVsoft Technology contained therein, to Netscape Subsidiaries solely (i) for further development, internationalization and support of such Netscape Products, and (ii) entering into written agreements with licensees of Netscape Products which meet the requirements of subsections (b) and (c) below.

         (b) to sublicense the Source Code of Netscape Products, including any Derivative Work(s) of the TVsoft Technology contained therein, to Netscape's Source Code licensees of such Netscape Products solely for further development, internationalization or support of such Netscape Products and any Derivative Works thereof, provided that Netscape shall use its best efforts to minimize exposure of the Source Code licensees to Source Code for TVsoft Technology (such as, for example, by compiling critical modules for the licensee) and each such license must be pursuant to a written agreement meeting the requirements of Section 12.6 below.

          (c) to enter into written Source Code escrow arrangements customary in the industry with Netscape's licensees of Netscape Products providing that (i) such licensees may have access to the Source Code for licensed Netscape Products in the event that Netscape ceases to do business in the normal course; (ii) upon release of the Source Code for Netscape Products, such licensees may use and modify the Source Code (provided that Netscape shall use its best efforts to limit the scope of permitted use and modification to use and modification only as necessary to correct errors in the Netscape Products), and may only distribute the Object Code version of such modified Source Code as permitted under this License Agreement; and (iii) the licensee is obligated to keep such Source Code confidential according to terms substantially similar to those set forth in Section 12.6.

Netscape may not grant its licensees any rights to TVsoft Technology or Derivative Works thereof except as part of a Netscape Product. Except as specifically set forth in this Section 4.3, Netscape may not grant any third party any rights to TVsoft Technology or Derivative Works thereof in Source Code form.

     4.4 INTERNAL USE -- TVSOFT TOOLS. A license to use internally, reproduce, display, modify and create Derivative Works of the Source Code and Object Code versions of the TVsoft Tools for the sole purpose of creating Netscape Products.

     4.5  THIRD PARTY CODE.

          (a) Netscape acknowledges that the TVsoft Technology may contain Source Code or Object Code licensed by TVsoft from a third party ("TVsoft Third Party Code"), and that TVsoft may not have the right to sublicense TVsoft Third Party Code to Netscape under the terms of this License Agreement. If TVsoft does have the right to sublicense TVsoft Third Party Code to Netscape for the purposes set forth in this Agreement, then TVsoft will include such TVsoft Third Party Code and any TVsoft Derivative Works in the TVsoft Technology to be delivered to Netscape hereunder. All licenses granted by TVsoft under this License Agreement are subject to compliance by Netscape with any applicable license restrictions, payment by Netscape of any royalties or other fees and TVsoft receiving any required consents with respect to TVsoft Third Party Code.

          (b) TVsoft agrees that, in the event there is TVsoft Third Party Code that cannot be sublicensed by TVsoft to Netscape under this License Agreement, TVsoft will introduce Netscape to appropriate personnel at the vendor of such TVsoft Third Party Code and, as the parties deem appropriate, will approach such vendor, together with Netscape, and use its good faith commercially reasonable efforts to cause such vendor to consent to the sublicense of such TVsoft Third Party Code to Netscape on commercially reasonable terms.

          (c) TVsoft agrees to use its good faith, commercially reasonable efforts to obtain the right to sublicense TVsoft Third Party Code to Netscape under this License Agreement in its agreements entered into after the Effective Date for any TVsoft Third Party Code that may be included in TVsoft Technology.

          (d) Netscape shall provide to TVsoft such information as TVsoft may reasonably request from time to time to verify compliance by Netscape with the applicable restrictions and royalty or other fee obligations for TVsoft Third Party Code that is sublicensed to Netscape. In the event of any material default of such restrictions or royalty or other fee obligations, TVsoft may deliver to Netscape a written notice of termination of Netscape's rights with respect to such TVsoft Third Party Code. If such breach is not corrected within thirty (30) days after receipt of such notice, TVsoft may terminate Netscape's rights with respect to such TVsoft Third Party Code effective immediately upon notice to Netscape.

     4.6 RIGHTS NOT GRANTED. This License Agreement does not grant any right or license to Netscape other than those expressly provided herein, and no other grant or license is to be implied by or inferred from any provision of this License Agreement.

     4.7 PATENTS: AUDIO-VISUAL EFFECTS. The licenses granted under Sections 4.1-4.5 above include, subject to the same limitations as provided therein and elsewhere in this License Agreement: (a) a nonexclusive license under any patent or patent applications that are (i) owned by TVsoft or (ii) licensed by TVsoft from a third party ("TVsoft Third Party Patents") during the term of this License Agreement with the right to grant sublicenses under the terms of this License Agreement and subject to compliance by Netscape with any applicable license restrictions, payment by Netscape of any royalties or other fees and TVsoft receiving any required consents with respect to such TVsoft Third Party Patents; and (b) a nonexclusive license (including the right to perform and display) to pictorial, graphic and audio-visual works, including without limitation icons, screens and characters, that are included in or result from execution of the TVsoft Technology.

5.   DELIVERY.

     5.1 INITIAL DELIVERY BY NETSCAPE. Within ten (10) days after the Effective Date, Netscape shall deliver to TVsoft one (1) copy of the Netscape Technology.

     5.2 DELIVERY OF UPDATES BY NETSCAPE. During the Update Period, Netscape shall provide access to TVsoft, on mutually agreeable terms, to all activities relating to the development of Netscape Technology Updates. Each Netscape Technology Update shall be considered to be Netscape Technology or Netscape Tools, as applicable, for the purposes of this License Agreement. After the expiration of the Update Period, Netscape shall have no further obligation hereunder to deliver any Source Code, Object Code or other technology to TVsoft or to provide access to TVsoft to any development activities of Netscape.

     5.3 DELIVERY OF TVSOFT TECHNOLOGY BY TVSOFT. Within thirty (30) days after the earlier of a Divestiture Event or of Netscape's termination of this Agreement under Section 15.3, TVsoft shall provide to Netscape one (1) copy of all of the then existing TVsoft Technology. TVsoft shall provide to Netscape a complete copy the TVsoft Technology that is then used internally for development by TVsoft and a complete copy of the TVsoft Technology for the most recently commercially released version(s) of the TVsoft Products.

     5.4 MANNER OF DELIVER. Except for carrier, which shall be the delivering party's choice, the delivering party under this Section 5 shall deliver any item hereunder in accordance with the receiving party's instructions. The delivering party shall deliver all items via a carrier of the delivering party's choice with freight and insurance prepaid and separately invoiced to the receiving party. At the receiving party's request, the delivering party shall deliver items to be delivered hereunder by electronic transmission whenever practicable, and provided that the receiving party shall pay any sales tax and related charges that may be assessed (whenever assessed) by the relevant taxing authority. The receiving party acknowledges that electronic transmission may be subject to reasonable procedure requirements (such as use of FTP or a modem) that may be necessary for the electronic transmission to be in compliance with applicable export control laws. The delivering party shall be responsible for and shall bear any and all risk of loss of, or damage to, any item until delivery to the site specified by the receiving party. Upon delivery, risk of loss and damage shall pass to the receiving party; provided, however, that the delivering party shall bear any loss or damage, whenever occurring, that results from the delivering party's inadequate packaging or other preparation for shipping. In the event of any loss or damage to any item while the delivering party bears the risk of loss, the delivering party's sole obligation and liability shall be to redeliver the item.

6.   TECHNICAL SUPPORT.

     6.1 PROCEDURE. The parties intend to develop a technical assistance plan which will allow each party to receive assistance (the "Assisted Party") in its use of the other party's Technology in a fashion which does not disrupt the operations of the providing party ("Assisting Party"). Prior to completion of the plan, each party will designate one (1) technical assistance liaison, and all requests for technical assistance shall be in writing.

     6.2 TECHNICAL ASSISTANCE PLAN. The technical assistance plan will include the following components: (a) identification of one (1) designated technical assistance liaison for each party, (b) procedures for the Assisted Party's designated liaisons to ask and receive assistance from the Assisting Party, (c) resolution procedures if designated personnel are unable to respond to the Assisted Party's requests, (d) the period of time covered by the Assisting Party's technical assistance obligation, (e) hours in which technical assistance will be available, and (f) such other items as the parties deem appropriate.

     6.3   SCOPE OF TECHNICAL ASSISTANCE.  Technical Assistance under this
Section 6 means that the Assisting Party will attempt in good faith to answer questions concerning its Source Code that arise in connection with development by the Assisted Party, as more fully set forth in the Technical Assistance Plan, and subject to such limitations as the parties shall agree in the Technical Assistance Plan.

     6.4 NOTICE. Any documentation distributed by TVsoft for TVsoft Products will clearly and conspicuously state that support questions should be addressed to TVsoft or its Distribution Channel. If Netscape is nevertheless contacted by TVsoft's customers or its Distribution Channels, then, upon the request of Netscape, the parties will cooperate to eliminate such contact. Netscape has no obligation to respond to requests for technical assistance or support from TVsoft's End Users or Distribution Channels.

7.   DISTRIBUTION TERMS.

     7.1 GOVERNMENT RESTRICTED RIGHTS. Each party agrees to comply with and shall require its Distribution Channels to comply with all applicable laws, rules and regulations to preclude the acquisition of unlimited rights to technical data pertaining to the other party's Technology to a governmental agency, and to ensure the inclusion of the appropriate notices required by U.S. Government agencies or other applicable agencies.

     7.2 PROTECTION OF LICENSOR'S RIGHTS. Except as expressly permitted herein, each party shall not copy, distribute, modify, translate, decompile, reverse engineer, disassemble, or otherwise determine or attempt to determine Source Code for the other party's products. Each party shall cooperate with the other party in any legal action to prevent or stop unauthorized use, reproduction or distribution of other party's Source Code, Object Code, Technology or Confidential Information provided hereunder.

     7.3 END USER AGREEMENTS. Each party shall distribute its products that contain Derivative Works of the other party's Technology under the terms of end user agreements that are reasonably calculated to protect the other party's rights and contain protective provisions consistent with industry practices for the type of product being distributed, as such practices may change and evolve from time to time.

     7.4 EXPORT. TVsoft shall comply fully with all then current applicable laws, rules and regulations relating to the export of technical data, including, but not limited to any regulations of the United States Office of Export Administration and other applicable governmental agencies.

     7.5 DISTRIBUTION CHANNEL AGREEMENTS. Each party shall use its reasonable commercial efforts to have in place agreements containing provisions substantially equivalent to the provisions of Sections 7.2, 7.3 and 7.4 above with those of its Distribution Channels to whom it distributes Derivative Works of the other party's Technology.

8.   TRADEMARKS AND MARKETING.

     8.1 TRADEMARKS. The parties shall enter into a mutually agreed Trademark License Agreement regarding trademarks and branding for the TVsoft Products.

     8.2 TVSOFT'S MARKETING RIGHT. Until the occurrence of a Divestiture Event, Netscape agrees that Netscape and its Affiliates (other than TVsoft) will not (i) develop, market or distribute software products (in Source Code or Object Code form) which are designed for use primarily on Consumer Hardware Devices; or (ii) grant any third party any Source Code license for the purpose of developing, marketing or distributing software products which are designed for use primarily on Consumer Hardware Devices; or (iii) grant any third party any license for Object Code which Netscape knows and intends will be used on Consumer Hardware Devices; provided that in no event shall the limitation of clause (iii) be deemed to require Netscape to include in its Object Code license agreements a prohibition on the use of its software products on Consumer Hardware Devices (notwithstanding whether such Object Code license agreements may also include a Source Code escrow provision).

     8.3 NETSCAPE'S MARKETING RIGHT. Because Netscape Technology and Netscape Confidential Information will be pervasive within TVsoft, TVsoft agrees that during the Update Period, TVsoft and its Affiliates will not develop, license, market or distribute any product that is directed to the market for personal computers or any successor products to the multipurpose personal computer (including those that function as servers), or that uses a Microsoft Windows, Apple Macintosh or UNIX operating system, or any new release, new version, successor, follow-on or replacement of any such operating system (other than any such release, version, successor, follow-on or replacement that is designed primarily for use in connection with one or more of the devices listed in Section 1.5(a) above), or license any technology for the purpose of developing, licensing, marketing or distributing any product that is directed to the market for personal computers or any successor products to the multipurpose personal computer (including those that function as servers), or that uses a Microsoft Windows, Apple Macintosh or UNIX operating system, or any new release, new version, successor, follow-on or replacement of any such operating system (other than any such release, version, successor, follow-on or replacement that is designed primarily for use in connection with one or more of the devices listed in Section 1.5(a) above), or participate with, or sublicense any third party to engage in any such activities.

     8.4 EXCEPTIONS. TVsoft may, in its discretion, make exceptions to the limitations in Section 8.2 above, and Netscape may, in its discretion, make exceptions to the limitations set forth in Section 8.3 above, in each case, upon the request by the other party with respect to business opportunities that would otherwise be prohibited. Any such exceptions shall be embodied in a writing signed by the party making the exception.

     8.5   TREATMENT OF APIS -- PROCESS AND COMPATIBILITY.

           (a) The parties will work together to develop a process whereby Netscape will make TVsoft aware of new APIs that Netscape expects to include in Netscape Technology Updates, and TVsoft will make Netscape aware of new APIs that TVsoft expects to include in TVsoft Products, in each case as soon as commercially feasible.

           (b) In the event that TVsoft uses functions of the Netscape Technology in TVsoft Products, then TVsoft shall preserve in TVsoft Products the same API for such function as is present in the Netscape Technology; however, with respect to additional software other than Netscape Technology or Derivative Works thereof that are included in TVsoft Products, TVsoft may include other APIs as it determines in its sole discretion.

     8.6 STANDARDS. TVsoft will support Netscape's applicable Internet standards in the marketplace.

9. TAXES. TVsoft shall be responsible for and shall pay all taxes now or hereafter imposed on or in connection with this License Agreement or with any sublicense granted hereunder, including, but not limited to, sales, use or value-added taxes, duties, withholding taxes and other assessments.

10.  RECORDS AND AUDITS

     10.1 RECORDS. TVsoft shall maintain full, tree and accurate records of licenses granted hereunder to Source Code OEMs and any other agreements and practices involving the Source Code version of Netscape Technology.

     10.2 AUDIT OF RECORDS. Netscape shall have the right, during normal business hours, to have an independent third party auditor review and analyze the relevant records and facilities of TVsoft to verify compliance with the provisions of this License Agreement. Any such audit shall be conducted at Netscape's expense. Netscape shall give TVsoft at least ten (10) business days' prior written notice of any such audit. Audits under this Section 10.2 may take place no more frequently than once in any twelve (12) month period; provided, that if any such audit discloses any material breach of this License Agreement, then the next succeeding audit may be conducted after six
(6) months.

11.  PROPRIETARY RIGHTS.

     11.1 NETSCAPE PROPRIETARY RIGHTS. Title to and ownership of all copies of the Netscape Technology, Netscape Technology Updates and Netscape Tools, whether in machine-readable or printed form, and all related technical know-how provided by Netscape and all intellectual property rights therein and thereto, are and shall remain the exclusive property of Netscape or its suppliers. TVsoft shall not knowingly take any action to jeopardize, limit or interfere in any manner with Netscape's ownership of and rights with respect to the Netscape Technology, Netscape Technology Updates and Netscape Tools. Any Derivative Works made by TVsoft or its licensees outside the scope of the licenses granted herein shall belong exclusively to Netscape. TVsoft shall inform Netscape promptly in writing of any such Derivative Works and shall execute and cause to be executed such instruments and documents and take such other actions as Netscape shall reasonably request from time to time to effect the foregoing assignment.

     11.2 NETSCAPE PROPRIETARY NOTICES. TVsoft shall ensure that all copies of the Netscape Technology, TVsoft Products and related documentation conspicuously display a notice substantially in the following form:

                    portions Copyright -C- 1994 -1996 (or other appropriate year(s)), Netscape Communications Corporation. All Rights Reserved.

     If TVsoft is unsure of the appropriate year(s), it shall consult with Netscape to obtain the correct designation. If the copyright symbol -C-cannot technically be reproduced, TVsoft shall use the word "Copyright" followed by the notation "(c)" in its place.

     11.3 TVSOFT PROPRIETARY RIGHTS. Title to and ownership of all copies of Derivative Works of the Netscape Technology, Netscape Technology Updates and Netscape Tools made by TVsoft within the scope of the license granted herein, whether in machine-readable or printed form and all related technical know-how developed by TVsoft and all intellectual property rights therein, are and shall remain the exclusive property of TVsoft or its suppliers, in all cases subject to Netscape's and its suppliers' rights in the Netscape Technology, Netscape Technology Updates and Netscape Tools.

12.  CONFIDENTIAL INFORMATION AND DISCLOSURE

     12.1 CONFIDENTIAL INFORMATION. For the purposes of this License Agreement, "Confidential Information" of Netscape means (i) the Netscape Technology, Netscape Technology Updates and Netscape Tools; (ii) information regarding Netscape's business, marketing and technical plans (other than documentation and information expressly intended for use by and released to end users or the general public), and (iii) any and all other information, of whatever type and in whatever medium, that is disclosed in any form by Netscape to TVsoft and identified as Confidential Information. "Confidential Information" of TVsoft means (i) TVsoft Technology and TVsoft tools, (ii) information regarding TVsoft's business, marketing and technical plans (other than documentation and information expressly intended for use by and released to end users or the general public), and (iii) any and all other information of whatever type and in whatever medium, that is disclosed in any form by TVsoft to Netscape and identified as Confidential Information.

     12.2 PRESERVATION OF CONFIDENTIALITY; NON-DISCLOSURE. Each party ("Receiving Party") shall hold all Confidential Information of the other party ("Disclosing Party") in trust and in strict confidence for the sole benefit of the Disclosing Party and for the exercise of the limited rights expressly granted to the Receiving Party under this License Agreement. The Receiving Party shall take all steps reasonably necessary to preserve the confidentiality of the Confidential Information of the Disclosing Party, and to prevent it from falling into the public domain or in the possession of persons other than those persons to whom disclosure is authorized hereunder, including but not limited to those steps that the Receiving Party takes to protect the confidentiality of its own most highly confidential information. Except as may be expressly authorized by the Disclosing Party in writing, the Receiving Party shall not at any time, either before or after any termination of this License Agreement, directly or indirectly: (i) disclose any Confidential Information to any person other than an employee, subcontractor or permitted Source Code licensee of the Receiving Party who needs to know or have access to such Confidential Information for the purposes of this License Agreement, and only to the extent necessary for such purposes (and with respect to any Source Code, only in accordance with Section 12.6 below); (ii) except as otherwise provided in this License Agreement, duplicate the Confidential Information for any purpose whatsoever; or (iii) use the Confidential Information for any reason or purpose other than as permitted in this License Agreement.

     12.3 NOTICE TO DISCLOSING PARTY. If at any time the Receiving Party becomes aware of any unauthorized duplication, access, use, possession or knowledge of any Confidential Information, including use of Confidential Information beyond the scope of the applicable license grant(s), the Receiving Party shall immediately notify the Disclosing Party. The Receiving Party shall provide any and all reasonable assistance to the Disclosing Party to protect the Disclosing Party's proprietary rights in any Confidential Information that the Receiving Party or its employees or permitted subcontractors or Source Code licensees may have directly or indirectly disclosed or made available and that may be duplicated, accessed, used, possessed or known in a manner or for a purpose not expressly authorized by this License Agreement including but not limited to enforcement of confidentiality agreements, commencement and prosecution in good faith (alone or with the Disclosing Party) of legal action, and reimbursement for all reasonable attorneys' fees (and all related costs), costs and expenses incurred by the Disclosing Party to protect its proprietary rights in the Confidential Information. The Receiving Party shall take all reasonable steps requested by the Disclosing Party to prevent the recurrence of any unauthorized duplication, access, use, possession or knowledge of the Confidential Information.

     12.4 ACCOUNTING, ETC. If either party violates or fails to comply with any of the terms or conditions of this Section 12, the other party shall be entitled to an accounting and repayment of all forms of compensation, commissions, remuneration or benefits which such other party directly or indirectly realizes as a result of or in connection with any such violation or failure to comply. Such remedy shall be in addition to and not in limitation of any injunctive relief or other remedies to which either party may be entitled under this License Agreement or otherwise, at law or in equity.

     12.5 EXCEPTIONS. The foregoing restrictions will not apply to information to the extent that the Receiving Party can demonstrate such information: (i) was known to the Receiving Party at the time of disclosure to the Receiving Party by the Disclosing Party as shown by the files of the Receiving Party in existence at the time of disclosure; (ii) becomes part of information publicly available through no fault of the Receiving Party; (iii) has been rightfully received from a third party authorized by the Disclosing Party to make such disclosure without restriction; (iv) has been approved for release by prior written authorization of the Disclosing Party; or (v) has been disclosed by court order or as otherwise required by law (including without limitation to the extent that disclosure may be required under Federal or state securities laws), provided that the Receiving Party has notified the Disclosing Party immediately upon learning of the possibility of any such court order or legal requirement and has given the Disclosing Party a reasonable opportunity (and cooperated with the Disclosing Party) to contest or limit the scope of such required disclosure (including application for a protective order). Information shall not be deemed known to the Receiving Party or publicly known for purposes of the above exceptions (A) merely because it is embraced by more general information in the prior possession of the Receiving Party or others, or (B) merely because it is expressed in public material in general terms not specifically the same as Confidential Information.

     12.6 TREATMENT OF SOURCE CODE. Source Code for the Netscape Technology, Netscape Technology Updates, Netscape Tools, TVsoft Technology and TVsoft Products and any Derivative Works thereof shall be Confidential Information under the foregoing terms of this Section 12 and shall in addition be subject to the terms of this Section 12.6.

            (a) TVsoft will limit access to the Source Code of the Netscape Technology, Netscape Technology Updates and Netscape Tools solely to TVsoft employees and on-site independent contractors ("Contractors") with a need to know for purposes of this License Agreement, and will limit access to the Source Code of TVsoft Products containing Derivative Works of the Netscape Technology only to employees, Source Code licensees (authorized pursuant to Section 2.3) and Contractors who have a need to know for purposes of this License Agreement. In the event that any third party acquires a majority of the outstanding capital stock of TVsoft entitled to vote in the election of directors, or in the event of assignment of this Agreement by TVsoft pursuant to Section 17.3, then TVsoft agrees that:

                  (i) its employees and Contractors who have had access to the Source Code of the Netscape Technology, Netscape Technology Updates, Netscape Tools, Derivative Works of any of the foregoing or TVsoft Products containing Derivative Works of the foregoing will not, for a period of six (6) months after the effective date of such acquisition or assignment (as applicable), participate in the development of any product that competes with the Netscape Products or TVsoft Products for TVsoft or for the acquiring party or assignee (as applicable); provided, that the foregoing provisions of this clause
                  (i) shall not be deemed to limit any such employee or Contractor from continuing to participate in the development of TVsoft Products hereunder, and

                  (ii) its employees and Contractors who have had access to the Source Code of the Netscape Technology, Netscape Technology Updates or Netscape Tools will not, for a period of six (6) months after such employee or Contractor has ceased to have access to such Source Code, participate in the development of any product that competes with the Netscape Products or TVsoft Products for the acquiring party or assignee (as applicable); (A) provided, that the foregoing provisions of this clause
                  (ii) shall not be deemed to limit any such employee or Contractor from continuing to participate in the development of TVsoft Products hereunder; (B) provided, further, that the foregoing provisions of this clause
                  (ii) shall terminate two (2) years after the effective date of such acquisition or assignment (as applicable); and (C) provided, further, that for the purposes of this clause (ii), loss of access to the Source Code for Netscape Technology, Netscape Technology Updates and Netscape Tools shall be deemed to occur upon the return or destruction of all copies of such Source Code under
                  Section 17.3 or otherwise, although such return or destruction shall not be considered to be the exclusive means of demonstrating such loss of access.

Netscape will limit access to the Source Code of the TVsoft Technology solely to Netscape employees and Contractors with a need to know for purposes of this License Agreement, and will limit access to the Source Code of Netscape Products containing Derivative Works of the TVsoft Technology only to employees, Source Code licensees (authorized pursuant to Section 4.3) and Contractors, who have a need to know for purposes of this License Agreement

            (b) The Receiving Party shall have in place a confidentiality agreement with each of its employees, Source Code licensees and Contractors who are given access to the Source Code, which requires the employee, Contractor or Source Code licensee to comply with the requirements of this License Agreement. At Netscape's or TVsoft's written request, designated Source Code shall be marked "Netscape Confidential" or "TVsoft Confidential," respectively.

            (c) Each party shall use its best efforts to protect the confidentiality of the other party's Source Code, including methods of limiting access. The Receiving Party will use the other party's Source Code in a building with restricted access or in a locked room; and only on computer systems with security protection which is adequate to prevent unauthorized parties from accessing such Source Code. TVsoft shall not permit access to the Source Code of the TVsoft Products or Netscape Technology electronically except for individually controlled distributions to permitted Source Code licensees with protections adequate to avoid receipt by unauthorized parties. Each party shall be liable for the conduct of its employees, agents, representatives and independent contractors who in any way breach this section of this License Agreement.

            (d) If the Receiving Party decides, where permitted by the scope of the licenses granted in this License Agreement, to license the Source Code version of the other party's Technology, such license shall be subject to the terms of Section 2.3 or 4.3, as applicable and protective terms no less protective than the terms of this Section 12.6.

     12.7 CONFIDENTIALITY OF AGREEMENT. The terms and conditions of this License Agreement shall be treated as Confidential Information; provided that each party may disclose the terms and conditions of this License Agreement:
(i) to legal counsel; (ii) in confidence, to accountants, banks and financing sources and their advisors; (iii) in connection with the enforcement of this License Agreement or rights under this License Agreement; (iv) as required by law or regulations; and (v) to others, as mutually agreed by the parties. Both parties shall treat the fact that the parties have entered into this License Agreement as Confidential Information until a mutually agreed public announcement is released.

     12.8 REMEDIES. The Receiving Party acknowledges that any breach of any of its obligations with respect to confidentiality or use of Confidential Information hereunder is likely to cause or threaten irreparable harm to the Disclosing Party and, accordingly, the Receiving Party agrees that in such event the Disclosing shall be entitled to seek equitable relief to protect its interest therein, including, but not limited to, preliminary and permanent injunctive relief, as well as money damages.

13. WARRANTY DISCLAIMER. THE NETSCAPE TECHNOLOGY, NETSCAPE TECHNOLOGY UPDATES, NETSCAPE TOOLS AND TVSOFT TECHNOLOGY ARE PROVIDED ON AN "AS IS" BASIS, WITHOUT WARRANTY OF ANY KIND, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF SUCH ITEMS LIES WITH THE RECEIVING PARTY. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS LICENSE AGREEMENT.

14. LIMITATION OF LIABILITY. TO THE EXTENT ALLOWED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY OR ITS VENDORS OF THIRD PARTY CODE BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF
ANY KIND, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING
NEGLIGENCE) EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM AGAINST SUCH PARTY BY ANY THIRD PARTY; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT APPLY TO A BREACH BY EITHER PARTY OF SECTION 12, A BREACH BY TVSOFT OF SECTION 2 OR A BREACH BY NETSCAPE
OF SECTION 4. IN NO EVENT WILL EITHER PARTY OR ITS

VENDORS OF THIRD PARTY CODE BE LIABLE FOR (A) ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY OR ITS DISTRIBUTION CHANNELS OR AGENTS TO ANY THIRD PARTY; (B) FAILURE OF THE OTHER PARTY'S TECHNOLOGY TO PERFORM; (C) FAILURE OF THE OTHER PARTY'S TECHNOLOGY TO PROVIDE SECURITY; OR (D) ANY USE OF THE OTHER PARTY'S TECHNOLOGY OR THE RESULTS OR INFORMATION OBTAINED OR DECISIONS MADE BY END USERS OF THE OTHER PARTY'S TECHNOLOGY.

15.  TERM AND TERMINATION

     15.1 EFFECTIVE DATE. This License Agreement will not be binding upon the parties until it has been signed by or on behalf of each party, in which event it shall be effective as of the Effective Date. This License Agreement shall continue in force unless and until earlier terminated as provided herein.

     15.2  TERMINATION FOR MATERIAL DEFAULT.

           (a) For the purposes of this Section 15.2, "Material
Default" shall mean a material failure by a party to: (i) deliver any material item that it is obligated to deliver to the other party under this License Agreement, if such item is in existence at the time of the failure; or (ii) comply with the material provisions of Section 2 (for TVsoft) or Section 4 (for Netscape); or (iii) comply with the provisions of Section 12; or (iv) comply with the provisions of Section 8.2 (for Netscape) or Section 8.3 (for TVsoft).

           (b) If either party believes that the other party is in Material Default, it may deliver to the other party a written notice of termination for Material Default. If such Material Default is not corrected within thirty
(30) days after receipt of such notice, the non-defaulting party may terminate this License Agreement effective immediately upon notice to the defaulting party.

     15.3 EFFECT OF TERMINATION FOR MATERIAL DEFAULT. Upon termination of this License Agreement, (a) all licenses granted herein to the defaulting party under Section 2 (if TVsoft is the defaulting party) or Section 4 (if Netscape is the defaulting party) shall terminate (but those licenses that are irrevocable under Section 3 shall not terminate), and (b) all licenses granted herein to the non-defaulting party under Section 2 (if TVsoft is the non-defaulting party) shall survive with respect to Netscape Technology that was delivered (or required to be delivered) under Section 5.2 prior to the effective date of termination or Section 4 (if Netscape is the non-defaulting party) shall survive with respect to TVsoft Technology that was delivered or is required to be delivered under Section 5.3; provided that the defaulting party may continue to use a reasonable number of copies of the Netscape Technology under Section 2 (if TVsoft is the defaulting party) or the TVsoft Technology under Section 4 (if Netscape is the defaulting party) for support of customers existing as of the termination date. The non-defaulting party's surviving license is subject to termination for Material Default as provided herein. In addition, any and all End User licenses granted prior to the effective date of termination of the applicable license shall survive and the defaulting party and its Distribution Channels shall have the right to distribute any products remaining in inventory after the effective date of termination of the applicable license.

     15.4 SURVIVAL. Sections 3, 5.3, 6.1-6.3 (according to the terms of the technical assistance plan developed pursuant thereto) 6.4, 7, 10-14, 15.3, 15.5, 16 and 17 of this License Agreement, and Sections 2 and 4 of this License Agreement to the extent set forth in Section 15.3 above, shall remain in effect in accordance with their terms, binding the parties and their legal representatives and successors beyond any expiration or termination of this License Agreement. All other provisions shall terminate.

     15.5  REMEDIES CUMULATIVE. Except as expressly provided in Section
5.4, the remedies herein are cumulative, and nothing in this section is intended to preclude a party from exercising any remedy available at law or equity, including without limitation rights and remedies available under applicable patent, copyright, trade secret and other intellectual property laws, rules and regulations, due to a Material Default or any other breach.

16. CHANGES OVER TIME. The parties acknowledge that, because of the rapid pace of technological change and evolution in the industries associated with the Internet and software related thereto, many of the underlying facts and circumstances (including assumptions regarding the facts and circumstances) that were the basis for the allocation of various rights and obligations pursuant to this Agreement are likely to change over time as such industries evolve. In drafting this License Agreement, the parties have addressed relevant facts and issues as they exist with current technologies and today's business models; however, the parties also intend for this License Agreement to remain in force throughout the term as such technologies and business models change over time, with appropriate modifications to reflect such equitable adjustments as are required to maintain a substantially comparable allocation of rights and obligations in light of changed circumstances. The parties do not intend for this License Agreement to be effectively nullified or abrogated because of changed circumstances, but rather intend that the intent and purpose of this License Agreement be preserved as circumstances change. To such end, the parties agree that certain provisions regarding the parties' respective rights and obligations under this License Agreement, while drafted to address current circumstances, are also intended to reflect general principles to be implemented by the parties in a pragmatic and meaningful way as such circumstances change. Notwithstanding the foregoing, the provisions of this Section 16 shall not apply to those rights and/or obligations that should not be affected by changes in technology and/or business models.

17.  MISCELLANEOUS

     17.1 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing in English and shall be deemed to be properly given upon the earlier of (a) actual receipt by the addressee or (b) seven (7) calendar days after deposit in the mail, postage prepaid, when mailed by registered or certified airmail, return receipt requested, or (c) two (2) business days after being sent via private industry courier to the respective parties at the addresses first set forth above or to such other person or address as the parties may from time to time designate in a writing delivered pursuant to this Section 17.1. Notices to Netscape and TVsoft shall be attention to: General Counsel and President, respectively.

     17.2 WAIVER AND AMENDMENT. The waiver by either party of a breach of or a default under any provision of this License Agreement, shall not be construed as a waiver of any subsequent breach of the same or any other provision of this License Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy. No amendment or modification of any provision of this License Agreement shall be effective unless in writing and signed by a duly authorized signatory of Netscape and TVsoft.

     17.3 ASSIGNMENT. This License Agreement and the licenses granted hereunder are to a specific legal entity or legal person (not including Subsidiaries or Affiliates except to the extent specifically set forth herein), and are not assignable by TVsoft or Netscape, nor are the obligations imposed on TVsoft or Netscape delegable; provided, however, that:

           (a) with respect to TVsoft, after the earlier of (i) consummation of an IPO (as defined in Section (b) of the Stockholder Agreement) or (ii) the date that is one hundred and thirty-five (135) days after a Divestiture Event other than an IPO, TVsoft may assign this License Agreement to an entity that succeeds to all or substantially all of the business or assets of TVsoft; provided, further, that in the event of such an assignment, (x) Netscape shall have the right to require TVsoft to return or destroy, at Netscape's option, all copies of the Source Code for Netscape Technology, Netscape Tools and Netscape Technology Updates and TVsoft shall have the right to return or destroy all such copies, and (y) the provisions of Section 12.6 shall apply. Any attempt by TVsoft to sublicense (except as expressly permitted herein), assign or transfer any of the rights, duties or obligations under this License Agreement in derogation hereof whether by operation of law or otherwise shall be null and void; and

           (b) with respect to Netscape, Netscape shall have the right to assign this License Agreement to an entity that succeeds to all or substantially all of the business or assets of Netscape.

     17.4 COMPLIANCE WITH APPLICABLE LAWS. The parties shall at all times comply with all applicable regulations and orders of their respective countries and all conventions and treaties to which their countries are a party or relating to or in any way affecting this License Agreement and the performance by the parties of this License Agreement. Each party, at its own expense, shall negotiate and obtain any approval, license or permit required in the performance of its obligations, and shall declare, record or take such steps to render this License Agreement binding, including, without limitation, the recording of this License Agreement with any appropriate governmental authorities (if required).

     17.5 LEGAL COSTS AND EXPENSES. In the event either party retains the services of an attorney or attorneys to enforce the terms of this License Agreement or to file or defend any action arising out of this License Agreement, then the prevailing party in any such action shall be entitled, in addition to any other rights and remedies available to it at law or in equity, to recover from the other party its reasonable fees for attorneys and expert witnesses, plus such court costs and expenses as may be fixed by any court of competent jurisdiction. The term "prevailing party" for the purposes of this Section shall include a defendant who has by motion, judgment, verdict or dismissal by the court, successfully defended against any claim that has been asserted against it.

     17.6 GOVERNING LAW: JURISDICTION. This License Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A., without reference to its conflicts of law provisions. Any disputes regarding this License Agreement shall be subject to the exclusive jurisdiction of the California state courts in and for Santa Clara County, California (or, if there is exclusive federal jurisdiction, the United States District Court for the Northern District of California), and the parties agree to submit to the personal and exclusive jurisdiction and venue of these courts. This License Agreement will not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded.

     17.7 RELATIONSHIP OF THE PARTIES. No agency, partnership, joint venture, or employment is created as a result of this License Agreement and neither party nor its agents have any authority of any kind to bind the other party in any respect whatsoever.

     17.8 CAPTIONS AND SECTION HEADINGS. The captions and section and paragraph headings used in this License Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this License Agreement.

     17.9 SEVERABILITY. If the application of any provision or provisions of this License Agreement to any particular facts of circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then (a) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this License Agreement shall not in any way be affected or impaired thereby and (b) such provision or provisions shall be reformed without further action by the parties hereto to and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

    17.10  ENTIRE AGREEMENT. This License Agreement, including the
Attachments hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all proposals or prior agreements whether oral or written, and all communications between the parties relating to the subject matter of this License Agreement and all past courses of dealing or industry custom. The terms and conditions of this License Agreement shall prevail, notwithstanding any variance with any other written instrument submitted by either party, whether formally rejected or not.

     IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed by duly authorized representatives of the parties effective as of the Effective Date.

NETSCAPE COMMUNICATIONS               TVSOFT CORPORATION
CORPORATION

By:  /s/ Jim Sha                     By:
    ----------------------                    -------------------
        Signature                              Signature

Name:    JIM SHA                     Name:
     ---------------------                     ------------------
        Print or Type                          Print or Type

Title: SR. VICE PRESIDENT,           Title:
       NEW VENTURES
      --------------------                 ----------------------

Date:  7/9/96                        Date:
     ---------------------                     ------------------

     IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed by duly authorized representatives of the parties effective as of the Effective Date.

NETSCAPE COMMUNICATIONS               TVSOFT CORPORATION
CORPORATION

By:                                   By:   /s/ Wei Yen
    -------------------                    --------------------
         Signature                              Signature

Name:                                 Name:  WEI YEN
     ------------------                     -------------------
        Print or Type                           Print or Type

Title:                                Title:  President & CEO
      -----------------                      ------------------

Date:                                 Date:   7/9/96
     ------------------                     -------------------

                                  ATTACHMENT A

                               NETSCAPE TECHNOLOGY

Netscape Technology: Source Code, Object Code and related documentation for:

     (1)   Netscape Navigator, LAN Edition, version 2.0,
     (2)   Netscape Navigator Gold, LAN Edition, version 2.0,
     (3)   Netscape Chat, version 2.0
     (4)   Netscape LiveMedia version 2.0
     (5)   Netscape Live3D, version 2.0
     (6)   Netscape Power Pack
     (7)   Netscape Navigator, LAN Edition. version 3.0 (currently in beta)
     (8) other Netscape client software products (which shall be identified by the parties in writing from time to time by amendment to this Attachment A)

Netscape Tools: To be identified by the parties from time to time in writing by amendment to this Attachment A.

Netscape will use its good faith, reasonable commercial efforts to identify other Netscape client software products and tools that it believes may be appropriate for addition to this Attachment A and to discuss with TVsoft whether such products and tools should be added to this Attachment A.

NETSCAPE COMMUNICATIONS               TVSOFT CORPORATION
CORPORATION

By:  /s/ Jim Sha                      By:
   ----------------------                 ----------------------
         Signature                              Signature

Name:   JIM SHA                       Name:
     --------------------                    -------------------
       Print or Type                            Print or Type

Title: SR. VICE PRESIDENT,            Title:
       NEW VENTURES
      -------------------                    -------------------

Date:                                 Date:
     --------------------                     ------------------

                                  ATTACHMENT A

                               NETSCAPE TECHNOLOGY

Netscape Technology: Source Code, Object Code and related documentation for:

     (1) Netscape Navigator, LAN Edition, version 2.0,
     (2) Netscape Navigator Gold, LAN Edition, version 2.0,
     (3) Netscape Chat, version 2.0
     (4) Netscape LiveMedia version 2.0
     (5) Netscape Live3D, version 2.0
     (6) Netscape Power Pack
     (7) Netscape Navigator, LAN Edition. version 3.0 (currently in beta)
     (8) other Netscape client software products (which shall be identified by the parties in writing from time to time by amendment to this Attachment A)

Netscape Tools: To be identified by the parties from time to time in writing by amendment to this Attachment A.

Netscape will use its good faith, reasonable commercial efforts to identify other Netscape client software products and tools that it believes may be appropriate for addition to this Attachment A and to discuss with TVsoft whether such products and tools should be added to this Attachment A.

NETSCAPE COMMUNICATIONS                TVSOFT CORPORATION
CORPORATION

By:                                   By:  /s/ Wei Yen
   -------------------                    -------------------
        Signature                               Signature

Name:                                 Name:    WEI YEN
     ------------------                     -------------------
        Print or Type                           Print or Type

Title:                                Title: President & CEO
      -----------------                      -----------------

Date:                                 Date:  7/9/96
     -----------------                     -----------------

                                   ATTACHMENT B

                                 THIRD PARTY CODE

(1) RSA
(2) Borland Just In Time Compiler
(3) Java
(4) other Third Party Code licensed in Object Code form only (which shall be identified by the parties in writing from time to time by amendment to this Attachment B)

Whether the above Third Party Code can be licensed by Netscape to TVsoft hereunder, and any restrictions, fees or consents under
Section 2.5 will be identified in writing by Amendment to this Attachment B.

NETSCAPE COMMUNICATIONS               TVSOFT CORPORATION
CORPORATION

By: /s/ Jim Sha                       By:
   -------------------                    ---------------------
        Signature                              Signature

Name:    JIM SHA                      Name:
     ------------------                     -------------------
       Print or Type                            Print or Type

Title: SR. VICE PRESIDENT,            Title:
       NEW VENTURES
      --------------------                  -------------------

Date:    7/9/96                       Date:
     -----------------                     --------------------

                                  ATTACHMENT B

                                THIRD PARTY CODE

(1) RSA
(2) Borland Just In Time Compiler
(3) Java
(4) other Third Party Code licensed in Object Code form only (which shall be identified by the parties in writing from time to time by amendment to this Attachment B)

Whether the above Third Party Code can be licensed by Netscape to TVsoft hereunder, and any restrictions, fees or consents under
Section 2.5 will be identified in writing by Amendment to this Attachment B.

NETSCAPE COMMUNICATIONS               TVSOFT CORPORATION
CORPORATION

By:                                   By:  /s/ Wei Yen
   -------------------                    -------------------
        Signature                              Signature

Name:                                 Name:   WEI YEN
     ------------------                     -------------------
       Print or Type                           Print or Type

Title:                                Title: President & CEO
      -----------------                      -----------------

Date:                                 Date:  7/9/96
     -----------------                     -----------------